UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2023, Horizon Technology Finance Corporation (the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, issued a press release announcing an amendment and extension of its senior secured credit facility with a large U.S. based insurance company. A copy of the press release is furnished herewith as Exhibit 99.1.

On May 24, 2023 (the “2023 Amendment Date”), Horizon Funding I, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (the “Issuer”), executed a Third Supplemental Indenture by and among the Issuer and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association as trustee (the “Trustee”) (the “Third Supplemental Indenture”), which amended that certain Indenture by and between the Issuer and the Trustee, dated as of June 1, 2018 (the “Indenture”), which increased the maximum Commitment Amount from $200 million to $250 million and extended the Legal Final Payment Date to June 2029. Concurrently, the Issuer entered into the Third Amended and Restated Note Funding Agreement by and among the Issuer and the Initial Purchasers (as defined therein) (the “Third A&R Note Funding Agreement”). In addition, the Company entered into that certain Amendment No. 4 to Sale and Servicing Agreement by and among the Issuer, the Company, Horizon Secured Loan Fund I LLC (“HSLFI”), the Trustee and U.S. Bank National Association (“U.S. Bank”) (the “Amendment No. 4”), which amended that certain Sale and Servicing Agreement by and among the Issuer, the Company, HSFLI, and U.S. Bank, dated as of June 1, 2018 (as amended, the “Sale and Servicing Agreement”). The Amendment No. 4, among other things, (1) amended the Interest Rate for borrowings made after the 2023 Amendment Date, fixing the interest rate at the greater of (i) 4.60% and (ii) the Pricing Benchmark (as defined therein) plus 3.50% with the Interest Rate to be reset on any Advance Date (as defined therein) according to the terms therein, (2) extended the term of the Investment Period Termination Date from June 5, 2023 to June 5, 2024 or such later date upon the mutual agreement of HSLFI and the Noteholders (as defined therein), and (3) extended the Legal Final Payment Date from June 2028 to June 2029.

The description of the documentation related to the Amendment No. 4, the Third Supplemental Indenture and the Third A&R Note Funding Agreement contained in this Current Report on Form 8-K is only a summary of the material terms of the Amendment No. 4, the Third Supplemental Indenture and the Third A&R Note Funding Agreement and are qualified in their entirety by the terms of the Amendment No. 4, the Third Supplemental Indenture and the Third A&R Note Funding Agreement filed as exhibits hereto, which are incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Sale and Servicing Agreement, dated as of June 1, 2018, by and among Horizon Funding I, LLC, the issuer, Horizon Secured Lending Fund I LLC, the originator and seller, Horizon Technology Finance Corporation, the servicer, and U.S. Bank National Association (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on June 26, 2020).
10.2	Amendment No. 4 to Sale and Servicing Agreement, dated as of May 24, 2023, by and among Horizon Funding I, LLC, the issuer, Horizon Secured Lending Fund I LLC, the originator and seller, Horizon Technology Finance Corporation, the servicer, U.S. Bank Trust Company, National Association and U.S. Bank National Association.
10.3	Third Amended and Restated Note Funding Agreement, dated as of May 24, 2023, by and among Horizon Funding I, LLC, the issuer, and the Initial Purchasers (as defined therein).
10.4	Indenture, dated as of June 1, 2018, by and among Horizon Funding I, LLC, the issuer, and U.S. Bank National Association (Incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed on June 26, 2020).
10.5	Third Supplemental Indenture, dated as of May 24, 2023, by and among Horizon Funding I, LLC, the issuer, and U.S. Bank Trust Company, National Association.
99.1	Press Release of the Company dated May 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2023	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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